INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

          |X|      Preliminary Proxy Statement
          |_|      Confidential, For Use of the Commission Only (as permitted by
                   Rule 14a-6(e)(2)
          |_|      Definitive Proxy Statement
          |_|      Definitive Additional Materials
          |_|      Soliciting Material Pursuant to ss.240.14a-12

                          INTERPLAY ENTERTAINMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No Fee Required
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          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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|_|  Fee paid with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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



                          INTERPLAY ENTERTAINMENT CORP.

              -----------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              -----------------------------------------------------

TIME..............................           10:00 a.m. Pacific Time on Tuesday,
                                             September 17, 2002

PLACE.............................           ________, _______, _______,
                                             California ______

ITEMS OF BUSINESS.................           (1) To elect 7 members of the Board
                                                 of  Directors  for  one-year
                                                 terms.

                                             (2) To amend the Company's 1997
                                                 Stock Incentive Plan to
                                                 increase the number of
                                                 authorized shares by 6,000,000.

                                             (3) To amend the Company's  Amended
                                                 and Restated  Certificate of
                                                 Incorporation  to effect a
                                                 one-for-ten  reverse stock
                                                 split of shares of the
                                                 Company's  Common Stock, par
                                                 value $0.001 per share.

                                             (4) To transact such other business
                                                 as may properly come before the
                                                 Meeting and any adjournment or
                                                 postponement.

RECORD DATE.......................           You can vote if, at the close of
                                             business  on August 15, 2002, you
                                             were a stockholder of the Company.

PROXY VOTING......................           All  stockholders  are  cordially
                                             invited  to attend the Annual
                                             Meeting in person.  However,  to
                                             ensure your  representation at the
                                             Annual Meeting, you are urged to
                                             vote promptly by signing and
                                             returning the enclosed Proxy card.

August 23, 2002                                /s/ Jeff Gonzalez
                                             --------------------------
                                             Jeff Gonzalez
                                             Chief Financial Officer

                                                   INTERPLAY ENTERTAINMENT CORP.
                                                         16815 VON KARMAN AVENUE
                                                        IRVINE, CALIFORNIA 92606
                                                                  (949) 553-6655
PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Interplay Entertainment Corp., a Delaware corporation ("Interplay," the "Company", "we", or "us"), of Proxies to be voted at our 2002 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Stockholders on Tuesday, September 17, 2002, beginning at 10:00 a.m. Pacific Time. The meeting will be held at the ___________, __________, _________, California ______.

It is anticipated that the 2001 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about August 23, 2002.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our Common Stock at the close of business on August 15, 2002 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of August 15, 2002, there were ________ shares of Common Stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our Common Stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The 7 nominees for director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Our stockholders have cumulative voting rights when voting on the election of directors. Cumulative voting rights entitle each stockholder to the number of votes he or she would otherwise have in the absence of cumulative voting rights, multiplied by the number of directors to be elected. Each stockholder may cast all of the resulting votes for a single director, or may distribute them among the directors to be elected at the stockholder's discretion. In order to determine how many votes a stockholder is entitled to cast as a consequence of cumulative voting rights, the stockholder multiplies the total number of shares of the Company's common stock owned by the number of directors being elected, in this case seven. The total that results is the number of votes the stockholder may cast in the election of directors. The seven nominees receiving the most votes will be elected. The proxies solicited by the Board of Directors confer discretionary authority on the proxy holders to cumulate votes to elect the nominees listed in this Proxy Statement. The proxy holder may cumulate votes to elect one or several directors as may be necessary to elect the maximum number of nominees.

AMENDMENTS TO 1997 STOCK INCENTIVE PLAN. The approval of the amendment to the 1997 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to provide for a ten-for-one reverse stock split will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. For purposes of the vote regarding the amendment to the Certificate of Incorporation, abstentions and broker non-votes will have the same effect as a vote against approval of the amendment.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matters to be raised at the Annual Meeting.

ITEM 1:       ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of 7 members of our Board of Directors. Our Bylaws provide that the number of directors constituting the Board shall be between seven and nine, to be fixed by the Board from time to time. The Board has currently fixed the number of directors at seven.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees directors:

               Herve Caen                     Eric Caen
               Nathan Peck                    Michel H. Vulpillat
               Michel Welter                  Maren Stenseth
               R. Parker Jones

If elected, the foregoing 7 nominees are expected to serve until the 2003 Annual Meeting of Stockholders. The 7 nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following persons serve as our directors:

Directors                 Age      Present Position

Herve Caen                39       Chairman of the Board of Directors
Eric Caen                 36       Director
Nathan Peck               77       Director
Michel Vulpillat          40       Director
Michel Welter             43       Director
Maren Stenseth            40       Director
R. Parker Jones           45       Director

The following persons serve as our executive officers:

Executive Officers        Age      Present Position

Herve Caen                39       President and Interim Chief Executive Officer
Nathan Peck               77       Interim Chief Administrative Officer
Jeff Gonzalez             34       Chief Financial Officer
Phillip G. Adam           47       Vice President of Business Development
Gary Dawson               52       Vice President of Sales and Marketing

Our executive officers are appointed by and serve at the discretion of our board of directors. Herve Caen and Eric Caen are brothers. There are no other family relationships between any director and/or any executive officer.

HERVE CAEN joined the Company as President and a director in November 1999. Mr. Caen was appointed Interim Chief Executive Officer in January 2002 to fill the vacancy created by Brian Fargo's resignation in January 2002. Mr. Caen has served as Chairman of the Company's Board of Directors since September 2001. Mr. Caen has served as Chairman of the Board of Directors and Chief Executive Officer of Titus Interactive SA, an interactive entertainment software company, since 1991. Mr. Caen also serves as Managing Director of Titus Interactive Studio, Titus SARL and Digital Integration Services, which positions he has held since 1985, 1991 and 1998, respectively. Mr. Caen also serves as Chief Executive Officer of Titus Software Corporation, Chairman of Titus Software UK Limited and Representative Director of Titus Japan KK, which positions he has held since 1988, 1991 and 1998, respectively.

ERIC CAEN has served as a director of the Company since November 1999. Mr. Caen has served as a Director and as President of Titus Interactive SA since 1991. Mr. Caen also serves as Vice President of Titus Software Corporation, Secretary and Director of Titus Software UK Limited and Director of Titus Japan KK and Digital Integration Limited, which positions he has held since 1988, 1991, 1998 and 1998, respectively. Mr. Caen has also served as Managing Director of Total Fun 2, a French record production company, since 1998. Mr. Caen served as Managing director of Titus SARL from 1988 to 1991.

NATHAN PECK joined the Company as interim Chief Administrative Officer in August 2001 and a director in September 2001. Prior to joining the Company, From November 1998 to August 2001, Mr. Peck served as a director and consultant to Virgin Interactive Entertainment, Limited. Virgin Interactive Entertainment, Limited is a developer, publisher, and distributor of video games in Europe. Mr. Peck also served as a consultant and director of Synthean, Inc., a business software development company, and is currently serving as a consultant for Tag-It Pacific, Inc., a trim distribution company serving the apparel industry.

MICHEL H. VULPILLAT joined the Company's Board of Directors in September 2001. Mr. Vulpillat is currently the owner of Edge LLC, a consulting company in the fields of international business and business engineering started in

1996. Mr. Vulpillat has served as Vice President of Special Operations of Titus Interactive since 1998. From 1988 to 1994, Mr. Vulpillat co-founded and served as Chief Executive Officer of Titus Software Corporation. Mr. Vulpillat received a Ph.D in thermodynamics and fluid mechanics from ENSAM, a French University, and received various French Diplomas in business and mechanical engineering.

MICHEL WELTER joined the Company's Board of Directors in September 2001. Mr. Welter also serves as President of CineGroupe International, a Canadian company, which develops, produces and distributes animated television series and movies. From 1990 to the end of 2000, Mr. Welter served as President of Saban Enterprises where he launched the international merchandising for the hit series "Power Rangers" and was in charge of international business development where he put together numerous co-productions with companies in Europe and Asia.

MAREN STENSETH joined the Company's Board of Directors in November 2001. Ms. Stenseth has worked in public accounting since 1986, concentrating on business management for the entertainment industry. In December 1999, Ms. Stenseth initiated her practice in Santa Monica, California specializing in income taxation and personal financial planning. From 1997 to 1999, Ms. Stenseth was a Manager of Satriano and Hilton, Certified Public Accountants.

R. PARKER JONES joined the Company's Board of Directors in December 2001. From June 1990 to the present, Mr. Jones has served as Director of Manulife Financial, the Toronto based financial services company with offices throughout North America. Mr. Jones' responsibilities have been primarily focused on the Los Angeles real estate portfolio. Prior to Manulife, Mr. Jones was Vice President, Marketing at Westgroup, Inc. and Assistant Vice President at Lowe Enterprises (1985-1990), both Los Angeles area real estate development concerns. Mr. Jones received his B.A. in Political Science from the University of California, Los Angeles.

JEFF GONZALEZ joined the Company in November 2001 as its Chief Financial Officer and Secretary. Prior to joining the Company, he was Chief Financial Office of Trimark Holdings, Inc. from September 1998 to September 2000. Mr. Gonzalez was instrumental in the sale of Trimark to Lions Gate Entertainment. During July 1994 to September 1998, Mr. Gonzalez was the controller of Morgan Creek Productions, a film production company. Mr. Gonzalez started his career at PricewaterhouseCoopers and is a Certified Public Accountant.

PHILLIP G. ADAM joined the Company as Vice President of Sales and Marketing in December 1990 and has served as Vice President of Business Development of the Company since October 1994. Prior to joining the Company, from January 1984 to December 1990, Mr. Adam served as President of Spectrum Holobyte, an interactive entertainment software publisher, where he was a co-founder. From May 1990 to May 1996, Mr. Adam served as the Chairman or a member of the Board of Directors of the Software Publishers Association and, during part of such period, as President of the Software Publishers Association. From March 1997 to March 1998 Mr. Adam served as the Chairman of the Public Policy Committee of the Interactive Digital Software Association.

GARY DAWSON was appointed as the Company's Vice President of Sales in November 1999. Prior to joining the Company, from 1996 to November 1999, Mr. Dawson was Senior Vice President, Manufacturing and Production for Chorus Line, an apparel manufacturer. From 1993 to 1996, Mr. Dawson served as Vice President and General Manager, Lee Jeanswear for Lee Apparel, a manufacturer of denim products.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES. The Board of Directors held 23 meetings during fiscal 2001. The Board of Directors has an Audit Committee and a Compensation Committee.

The Audit Committee currently consists of Ms. Stenseth and Messrs. Welter and Jones. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by the independent public accountants, and periodically meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board of Directors. The Audit Committee held 3 meetings during fiscal 2001.

The Compensation Committee currently consists of Ms. Stenseth and Mr. Welter. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and, as of December 2001, is responsible for administering the Company's stock option and executive incentive compensation plans. The Compensation Committee did not meet during fiscal 2001.

All directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2001.

DIRECTORS' COMPENSATION. Currently we pay our non-employee directors cash compensation of $5,000 per quarter for attendance at Board of Directors and committee meetings. In December 2001, the Company granted to each of Maren
Stenseth, Michel H. Vulpillat and Michel Welter an option to purchase up to 25,000 shares of the Company's common stock, exercisable at $.68 per share, and granted to R. Parker Jones an option to purchase up to 25,000 shares of the Company's common stock, exercisable at $.80 per share. The above director options are each for a term of ten years and vest over the first three years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of Michel Welter and Maren Stenseth. From September 2001 through July 2002, Mr. Vulpillat served on the Compensation Committee. Other members of the Compensation Committee during fiscal 2001 included Stanley Roach and Kevin Baxter, former directors of the Company. None of these individuals was an officer or employee of the Company at any time during fiscal 2001. Mr. Vulpillat currently serves as a member of the board of directors of Titus Interactive S.A., a company for which Mr. Herve Caen is Chief Executive Officer, and served in such capacity during fiscal 2001. During 2001, decisions regarding executive compensation were made by the Compensation Committee. None of the 2001 members of the Compensation Committee nor any of the Company's 2001 executive officers or directors had a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

BRIAN FARGO'S RESIGNATION FROM THE BOARD. In a letter dated January 7, 2002, Brian Fargo informed the Company of his resignation as a director, Chairperson of the Board of Directors and Chief Executive Officer of the Company, effective January 21, 2002. Mr. Fargo stated several reasons for his resignation, which are summarized below.

Mr. Fargo gave as reasons for his resignation the alleged reduction in his responsibilities as chief executive of the Company commencing in September 2001, including his supervision of the Company's legal and contractual affairs, global strategy and development of corporate relationships, and internal and external product development activities. Mr. Fargo cited as specific examples the instruction to company departments to report directly to Herve Caen, the Company's President, and Nathan Peck, the Company's Chief Administrative Officer. Mr. Fargo also referenced actions by Messrs. Caen and Peck to stop an audit by the Company of Virgin Interactive Entertainment Limited, which Mr. Fargo alleged was contrary to his express instructions in September 2001 to continue to seek the audit. Mr. Fargo also referenced the return by the Company of $1 million to Titus Interactive S.A. without his approval.

In response to reasons given by Mr. Fargo, the Company offers the following:

Mr. Fargo had not regularly attended to his responsibilities as Chief Executive Officer of the Company for more than 4 months at the time of his resignation. As to Mr. Fargo's contention that he was effectively removed from his ability to supervise the Company's affairs, including its legal and contractual affairs, its global corporate strategy, its development of corporate relationships and its internal and external product development, the Company contends that he could not have supervised these functions while absent from the workplace for a third of the year. The supervision of these affairs requires regular attendance. To the extent Mr. Fargo was not supervising these functions, it was as a result of his own failure to perform the duties and responsibilities owed by him to the Company.

Mr. Fargo's allegation that Virgin had refused to let the Company's auditors perform an audit is without merit. The audit was in progress at the time of Mr. Fargo's statements.

The circumstances of the Company's repayment to Titus of $1 million, which was referred to in Mr. Fargo's letter as a reason for his resignation, had been publicly disclosed previously in the Company's filings with the Securities and Exchange Commission. The Company agreed to sell to Titus certain distribution rights to the Company's products.

Because of Titus' relationship with the Company, the transaction was conditional upon approval of the transaction by a Board committee of disinterested directors, of which Mr. Fargo was a member. Titus advanced $1 million to the Company to be held as a good faith deposit against the purchase price pending approval of the transaction by Mr. Fargo and the other committee members. The Board committee, however, never approved the transaction. Consequently, the agreement was terminated and the $1 million deposit was returned to Titus.

In response to Mr. Fargo's letter, the Company informed Mr. Fargo that his actions constituted violations of his employment agreement, and provided him with thirty (30) days to cure his performance defects and immediately carry out the responsibilities and duties required of him by his employment agreement. Mr. Fargo declined to return to work at the Company, and his resignation took effect on Monday, January 21, 2002.

ITEM 2:   INCREASE IN THE NUMBER OF SHARES UNDER THE 1997 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

Item 2 is the increase in the number of shares that may be issued pursuant to awards granted under the Company's 1997 Stock Incentive Plan ("the 1997 Plan"). The Board of Directors proposes that the stockholders approve an amendment to the 1997 Plan to increase the number of shares reserved for issuance under the 1997 Plan from 4,000,000 to 10,000,000 shares.

The 1997 Plan is designed to assist the Company in attracting, retaining and compensating highly qualified individuals and to provide them with a proprietary interest in the Company's Common Stock. The 1997 Plan provides incentives in the form of grants of Common Stock and derivative security awards (including stock options, stock appreciation rights, dividend equivalents and performance units), which allow employees, officers, directors and consultants to have a personal financial stake in the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Company's stock over the long term.

The Board of Directors believes it is in the best interest of the Company and its stockholders to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified personnel. Accordingly, on August 7, 2002, the Board of Directors resolved to amend the 1997 Plan to increase the number of shares reserved for issuance under the 1997 Plan. As of the Record Date, options to purchase _______ shares were outstanding under the 1997 Plan and _______ shares have been issued to participants upon exercise of options issued under the 1997 Plan. As such, as of the Record Date, _______ shares were available for future grants.

The following summary briefly describes the principal features of the 1997 Plan and is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which is attached hereto as Appendix "A" in the form proposed.

General. The Company adopted the "1997 Plan" in January 1997. Each director, officer, employee or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1997 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1997 Plan is currently 4,000,000, subject to certain adjustments in the event of a stock split, recapitalization or similar event. Any shares of Common Stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1997 Plan. If this amendment is approved, the maximum number of shares that may be issued will be increased to 10,000,000.

The 1997 Plan may be administered by the Board of Directors or another committee of two or more non-employee directors appointed by the Board of Directors, each of whom shall be an "outside director" for purposes of 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1997 Plan is currently administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1997 Plan, the Compensation Committee will have full and final authority to select the employees, officers, directors and consultants to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

AWARDS. The 1997 Plan authorizes the Compensation Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. Currently, the maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1997 Plan to any executive or other employee during any fiscal year is currently 500,000, subject to certain adjustments in the event of a stock split, recapitalization or similar event.

An award may provide for the issuance of Common Stock for any lawful consideration, including services rendered or, to the extent permitted by applicable state law, to be rendered. Currently, Delaware law does not permit the issuance of Common Stock for services to be rendered.

An award granted under the 1997 Plan may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Compensation Committee, upon the occurrence of specified events, including a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted may be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option.

An award under the 1997 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, in cash or by delivering previously owned shares of capital stock of the Company.

PLAN DURATION. The 1997 Plan became effective upon its adoption by the Board of Directors on January 22, 1997, and was originally approved by the Company's stockholders on January 22, 1997. Unless terminated earlier by the Board of Directors, the 1997 Plan will automatically terminate on January 22, 2007.

AMENDMENTS. The Compensation Committee may amend or terminate the 1997 Plan at any time and in any manner, subject to the following: (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and (2) if any rule or regulation promulgated by the Securities and Exchange Commission (the "SEC"), the Internal Revenue Service or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that any such amendment be approved by the Company's stockholders, then such amendment will not be effective until it has been approved by the Company's stockholders.

EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934. The acquisition and disposition of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1997 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of Common Stock by an Insider within six months before or after a sale of Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 1997 Plan is designed to comply with Rule 16b-3.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The following is a general discussion of the principal federal income tax consequences under the 1997 Plan. Because the United States federal income tax rules governing options and related payments are complex and subject to change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise. The 1997 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee disposes of the shares received upon exercise after two years from the date such option was granted and after one year from the date such option is exercised, the optionee will recognize long-term capital gain or loss when he or she disposes of his or her shares. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years after being granted the option, or within one year after acquiring the shares, any amount realized from such disqualifying disposition will be taxable at ordinary income rates in the year of disposition to the extent that the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised, or (b) the fair market value at the time of such disposition, exceeds the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the length of time the shares have been held. The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirements have not been satisfied. For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years. The Internal Revenue Service has announced that the exercise of an Incentive Stock Option on or after January 1, 2003 will be considered wages subject to withholding for FICA purposes to the extent of the spread between the exercise price and value of the Common Stock as of the date of the exercise.

CONSEQUENCES TO EMPLOYEES: NON-STATUTORY OPTIONS. An optionee recognizes no income at the time Non-Statutory Options are granted under the 1997 Plan. In general, at the time shares are issued to an optionee pursuant to exercise of Non-Statutory Options, the optionee will recognize income taxable at ordinary income tax rates equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of such shares, unless the stock received is not transferable and subject to a substantial risk of forfeiture under Code Section 83 (stock received by you which is subject to continued employment or subject to the six month holding period under Section 16(b) of the Securities Act of 1934 is deemed to be subject to a substantial risk of forfeiture under Code Section 83). An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of Non-Statutory Options in an amount equal to the difference between the selling price and the tax basis of the shares, which will include the price paid plus the amount included in the optionee's taxable income by reason of the exercise of the Non-Statutory Options. Provided the shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

CONSEQUENCES TO EMPLOYEES: RESTRICTED STOCK. The receipt of restricted stock will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than thirty (30) days after the date of transfer. If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. The income from the restricted stock will also be subject to income and employment tax withholding in the year such income is includible in the participant's income.

CONSEQUENCES TO EMPLOYEES: STOCK APPRECIATION RIGHTS. Individuals who receive stock appreciation rights under the 1997 Plan will generally recognize taxable income upon exercise of the stock appreciation right. The income received from the exercise of the stock appreciation right will be ordinary and will be equal to the amount of cash received or the value of the appreciated stock. This amount will generally be reportable in the participant's income in the year of receipt, however, if the stock appreciation right is exercised for stock and the stock is subject to a substantial risk of forfeiture, it will be subject to tax as restricted stock (see above discussion). The income from a stock appreciation right will also be subject to income and employment tax withholding in the year such income is includible in the participant's income.

CONSEQUENCES TO EMPLOYEES: CASH BONUS GRANTS. With respect to cash bonus grants under the 1997 Plan, participants will recognize taxable income in the amount of cash paid at the time amounts are paid or available for payment to the participant pursuant to the terms of their award. The income from the cash bonus grant will also be subject to income and employment tax withholding in the year such income is includible in the participant's income.

CONSEQUENCES TO COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no United States federal income tax consequences to the Company as a result of the disposition of shares acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

CONSEQUENCES TO COMPANY: NON-STATUTORY OPTIONS AND OTHER GRANTS. The Company generally will be entitled to a deduction for United States federal income tax purposes in the same year and in the same amount as the optionee is considered to have recognized income taxable at ordinary income tax rates in connection with the exercise of Non-Statutory Options or other grants received under the 1997 Plan. In certain instances, the Company may be denied a deduction for compensation attributable to awards granted to certain officers of the Company to the extent that such compensation exceeds $1,000,000 in a given year.

BOARD RECOMMENDATION AND VOTE. The approval of this amendment to the 1997 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors is of the opinion that this amendment is in the best interests of the Company and recommends a vote for the approval of this amendment. All Proxies will be voted to approve this amendment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN TO 10,000,000.

ITEM 3: AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF SHARES OF THE COMPANY'S COMMON STOCK


--------------------------------------------------------------------------------
Item 3 is the approval of a one-for-ten reverse stock split of shares of the Company's Common Stock. The Board has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, an amendment to the Company's Certificate of Incorporation, authorizing a one-for-ten reverse stock split of the shares of Common Stock (the "Reverse Stock Split"). The complete text of the form of the proposed amendment is set forth on Appendix "B" to this Proxy Statement (the "Reverse Stock Split Amendment"). The Board of Directors is submitting the Reverse Stock Split Amendment to our stockholders for approval at the Annual Meeting. The Reverse Stock Split Amendment will effect a one-for-ten reverse stock split of the shares of Common Stock issued and outstanding, or held as treasury shares, but will not change the number of authorized shares of Common Stock.

REASONS FOR THE REVERSE SPLIT. The Common Stock currently is listed on the Nasdaq SmallCap Market. The continued listing requirements of the Nasdaq SmallCap Market require, among other things, that the Common Stock maintain a minimum bid price of $1.00 per share. The bid price of the Common Stock has ranged between a low of $0.18 and a high of $0.61 between January 1, 2002 and July 31, 2002. Nasdaq has informed the Company that it must regain compliance with the minimum bid price requirement. If the Company does not come into compliance with this requirement, the Common Stock will be delisted from the Nasdaq SmallCap Market.

The Board has determined that the continued listing of the Common Stock on the Nasdaq SmallCap Market is in the best interests of the Company's stockholders. If the Common Stock were delisted from the Nasdaq SmallCap Market, trading, if any, would thereafter be conducted on either the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market inclusion/maintenance requirements. The Board believes a delisting from the Nasdaq SmallCap Market, could, among other things, decrease the liquidity of the outstanding Common Stock and consequently reduce the trading price and increase the transaction costs of trading these shares.

In addition, a higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of the Common Stock. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Further, a variety of brokerage house policies and practices tend to discourage brokers within those firms from dealing in low-priced stocks. Moreover, the Board believes that the perception of the investment community may be negative toward common stock that sells below $1.00 per share and that the Reverse Stock Split may improve the perception of the Common Stock as an investment.

The Company believes that if the Reverse Stock Split is approved by the stockholders and thereafter effected, the bid price of the Common Stock will likely increase substantially over the $1.00 minimum bid price requirement, thereby permitting the Company to continue to list the Common Stock on the Nasdaq SmallCap Market so long as the Company meets the market's other continued listing requirements. There can be no assurance, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT. Pursuant to the Reverse Stock Split, each holder of ten shares of Common Stock (the "Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split would become the holder of one share of Common Stock (the "New Common Stock"), after consummation of the Reverse Stock Split.

Although the Reverse Stock Split, will not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Company's equity capital. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on the Nasdaq SmallCap Market.

If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING OR HELD AS TREASURY SHARES. The Company is currently authorized to issue a maximum of 100,000,000 shares of Common Stock. As of the Record Date, there were ___________ shares of Common Stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately equal to (a) the number of shares of Common Stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Reverse Stock Split, divided by (b) ten.

With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. It is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's stockholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE. As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board including, among others, future financing transactions.

Because the Reverse Stock Split will create the Increased Available Shares, the Reverse Stock Split may be construed as having an anti-takeover effect. Although neither the Board nor the management of the Company views the Reverse Stock Split as an anti-takeover measure, the Company could use the Increased Available Shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT. The Reverse Stock Split, if approved by the Company's stockholders, would become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of the Company's Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Appendix "B." It is expected that such filing will take place on or shortly after the date of the Annual Meeting, assuming the stockholders approve the Reverse Stock Split. However, the exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board reserves the right to delay filing the Reverse Stock Split Amendment for up to twelve months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing the Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and any cash which may be payable in lieu of fractional shares. As soon as practicable after the Effective Date, stockholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock (and, if applicable, cash in lieu of fractional shares). The Company intends to use

U.S. Stock Transfer Corporation as its exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

On the Effective Date, the interest of each stockholder of record who owns fewer than ten shares of Common Stock will thereby be terminated, and he, she or it will have no right to vote as a stockholder or share in the assets or any future earnings of the Company.

FRACTIONAL SHARES. The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, holders of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates, formerly representing shares of the Old Common Stock, in lieu of such fractional shares, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional shares to which a holder would otherwise be entitled, multiplied by (ii) ten times the closing sale price per share of the Old Common Stock as quoted on the Nasdaq SmallCap Market on the business day prior to the Effective Date. No interest shall be payable on the Cash-in-Lieu Amount.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

The receipt of New Common Stock solely in exchange for Old Common Stock generally will not result in recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder's New Common Stock will be the same as the adjusted tax basis of the shares of Old Common Stock exchanged therefor, and the holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefor. Generally, stockholders who receive cash in lieu of fractional shares will be treated as if they had received such fractional shares and then had them redeemed by the Company; and such stockholders generally will recognize gain or loss equal to the difference between the amount of cash received and their basis in such fractional shares. The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

APPRAISAL RIGHTS. No appraisal rights are available under the Delaware General Corporation Law or under the Company's Certificate of Incorporation or Bylaws to any stockholder who dissents from the proposal to approve the Reverse Stock Split Amendment.

VOTE REQUIRED. The Board has unanimously approved the Reverse Stock Split Amendment. Stockholder approval of the Reverse Stock Split Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT THE ONE-FOR-TEN REVERSE STOCK SPLIT OF SHARES OF THE COMPANY'S COMMON STOCK.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation earned during the last three fiscal years ended December 31, 2001, by the Company's Chief Executive Officer and each of the two other most highly compensated executive officers of the Company whose total salary and bonus during such year exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer of the Company serving at December 31, 2001, received total salary and bonus during 2001 in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                        ANNUAL COMPENSATION       ------------
                                        -------------------        SECURITIES
                                                                   UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION    YEAR      SALARY       BONUS     OPTIONS(#)     COMPENSATION (1)
   ---------------------------    ----      ------       -----     ----------     ----------------
Brian Fargo                       2001    $ 200,000(2)        --           --        $  2,500
   Chief Executive Officer        2000      200,000(2)        --           --           2,917
                                  1999      200,000           --      500,000              --

Herve Caen                        2001    $ 250,000           --           --              --
   President                      2000       62,500(3)        --           --              --
                                  1999           --           --           --              --

Manuel Marrero (4)                2001    $ 198,000    $ 200,000           --        $  2,228
   Chief Financial Officer and    2000      198,000      100,000      150,000           2,228
   Chief Operating Officer        1999      158,775           --      150,000              --
---------------

(1)  Consists of matching  payments  made under the  Company's  401(k) plan.
(2) In November 1999 Mr. Fargo entered into an employment agreement with the Company providing for an annual base salary of $250,000. Mr. Fargo has waived payment of $50,000 of his annual salary. Mr. Fargo resigned from the Company in January 2002.
(3) Mr. Caen joined the Company in November 1999 at an annual base salary of $250,000. Mr. Caen waived payment of his salary through October 2000.
(4)  Mr. Marrero's employment with the Company was terminated in November 2001.

                       STOCK OPTION GRANTS IN FISCAL 2001

The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the year ended December 31, 2001.

                                                                     POTENTIAL REALIZABLE
                                PERCENT OF                             VALUE AT ASSUMED
                   NUMBER OF      TOTAL                                ANNUAL RATES OF
                  SECURITIES     OPTIONS                                 STOCK PRICE
                  UNDERLYING    GRANTED TO    EXERCISE                 APPRECIATION FOR
                    OPTIONS    EMPLOYEES IN    PRICE    EXPIRATION      OPTION TERM(3)
NAME              GRANTED(1)   FISCAL YEAR     ($/SH)     DATE(2)      5%           10%
----              ----------   -----------     ------     -------      --           ---
Manuel Marrero      300,000       40.6%         $1.51     4/12/11   $284,889      $721,965
---------------

(1) Represents options granted pursuant to the Company's 1997 Plan. All such options were granted at an exercise price equal to, or greater than, the fair market value of the common stock on the date of grant.
(2) Options granted pursuant to the 1997 Plan expire 10 years from the date of grant.


                                       15




(3) Represents amounts that may be realized upon exercise of the options immediately prior to expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% numbers are calculated based on rules required by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth.

                           AGGREGATE OPTION EXERCISES
                         AND 2001 YEAR-END OPTION VALUES

Shown below is information relating to the exercise of stock options during the year ended December 31, 2001, for each of the Named Executive Officers, and the year-end value of unexercised options.

                                              NUMBER OF             VALUE OF
                                              SECURITIES          UNEXERCISED
                                              UNDERLYING          IN-THE-MONEY
                                          UNEXERCISED OPTIONS       OPTIONS
                    SHARES                   AT YEAR-END         AT YEAR-END
                   ACQUIRED     VALUE       (EXERCISABLE/       (EXERCISABLE/
NAME              ON EXERCISE  REALIZED     UNEXERCISABLE)     UNEXERCISABLE)(1)
----              -----------  --------     --------------     -----------------
Brian Fargo               --        --      340,000/310,000         $0/$0
Herve Caen                --        --            0/0               $0/$0
Manuel Marrero            --        --      200,000/400,000         $0/$0
---------------
(1) Represents an amount equal to difference between the closing sale price for the Company's common stock ($0.46) on the Nasdaq National Market on December 31, 2001, and the option exercise price, multiplied by the number of unexercised in-the-money options.

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Brian Fargo for a term of three years through November 2002. The employment agreement provided for a base salary of $250,000 per year, with such annual raises as may have be approved by the Board of Directors, plus annual bonuses at the discretion of the Board of Directors. In the event that Mr. Fargo was terminated without cause or resigned for good reason as set forth in the agreement, the Company was required to pay Mr. Fargo 150% of his base salary and 75% of his imputed annual bonuses for the remainder of the term of the agreement, which payments were contingent upon Mr. Fargo's non-competition with the Company, as defined in the agreement. Mr. Fargo was also entitled to participate in the incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Fargo waived payment of $50,000 of his annual salary in fiscal 2000 and 2001. Mr. Fargo resigned as the Company's Chairman of the Board of Directors and Chief Executive Officer in January 2002, and his employment agreement has been terminated.

The Company has entered into an employment agreement with Herve Caen for a term of three years through November 2002, pursuant to which he currently serves as the Company's Chairman of the Board of Directors, President and interim Chief Executive Officer. The employment agreement provides for an annual base salary of $250,000, with such annual raises as may be approved by the Board of Directors, plus annual bonuses at the discretion of the Board of Directors. Mr. Caen is also entitled to participate in the incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Caen waived payment of his salary through October 2000.

The Company entered into an employment agreement with Manuel Marrero for a term of five years through March 15, 2004. The employment agreement provided for a base salary of $198,000 per year, with such annual raises as may have been approved by the Board of Directors, plus annual bonuses at the discretion of the Board of Directors. In the event that Mr. Marrero was terminated without cause, the Company was required to pay Mr. Marrero his base salary plus a $50,000 annual bonus for the longer of (i) a period of one year following the termination or (ii) through the end of the term of the employment agreement.
Such   post-termination    payments   were   contingent   upon   Mr.

Marrero's non-competition with the Company, as defined in the agreement. Mr. Marrero was terminated with cause in November 2001, and his employment agreement has been terminated.

EQUITY COMPENSATION PLAN INFORMATION

The  following  table  sets  forth  certain  information  as of  August  7, 2002
regarding  securities   authorized  for  issuance  under  the  Company's  equity
compensation plans.


                                        NUMBER OF SECURITIES    WEIGHTED-AVERAGE
                                        TO BE ISSUED UPON       EXERCISE PRICE OF    NUMBER OF SECURITIES
                                        EXERCISE OF             OUTSTANDING          REMAINING AVAILABLE OR
                                        OUTSTANDING OPTIONS,    OPTIONS, WARRANTS    FUTURE ISSUANCE UNDER
                                        WARRANTS AND RIGHTS     AND RIGHTS           EQUITY COMPENSATION PLANS
                                        --------------------    -----------------    -------------------------
Equity compensation plans approved            1,582,163                $3.20                 1,615,862
by security holders...............

Equity compensation plans not
approved by security holders......                0                     --                       0

Total.............................            1,582,163                $3.20                 1,615,862

The Company has adopted the 1997 Plan, which is discussed in this Proxy Statement. The purpose of the 1997 Plan is to attract, retain and motivate certain key employees of the Company and its subsidiaries by giving them incentives, which are linked directly to increases in the value of the Common Stock of the Company. Each director, officer, employee or consultant of the Company, or any of its subsidiaries, is eligible to be considered for the grant of awards under the 1997 Plan.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee currently consists of Ms. Stenseth and Mr. Welter, neither of whom currently is an employee or an officer of the Company. It is the responsibility of the Compensation Committee to establish and administer the Company's policies governing employee compensation and to administer the Company's employee benefits plans, including the Company's 1997 Stock Incentive Plan (the "1997 Plan"). The Compensation Committee evaluates the performance of management, determines compensation policies and levels, and makes decisions concerning salaries and incentive compensation.

The Company's executive compensation program is designed to attract and retain executives capable of leading the Company in its pursuit of its business objectives and to motivate them in order to enhance long-term stockholder value. Long-term equity compensation also is used to harmonize the interests of management and stockholders. The main elements of the program are competitive pay and equity incentives. Annual compensation for the Company's executive officers historically consists of two elements: cash salary and stock options. The Company does not have a management bonus plan; however, the Company does award cash bonuses to its officers from time to time.

The Compensation Committee considers a variety of individual and corporate factors in assessing the Company's executive officers and making informed compensation decisions. These factors include each officer's contributions to the Company, the compensation paid by comparable companies to employees in similar situations, and, most importantly, the progress of the Company towards its long-term business objectives.

During the fiscal year 2001, the Board of Directors provided stock option grants to the executive officers of the Company pursuant to the 1997 Plan. In December 2001, the authority to grant stock options was delegated by the Board to the Compensation Committee. The exercise price of the option grants was equal to the fair market value of the Company's Common Stock on the date of grant. The executive officers received a total of 319,952 options. The Compensation Committee based this determination on the need to provide incentives to the staff in connection with the Company's development efforts.

Compensation of the Chief Executive Officer is evaluated by the Compensation Committee based on the criteria outlined above for all other executive officers of the Company, including his contributions for the prior year, his success in managing and motivating the Company's employees, and the challenges to be faced in the year ahead, as well as the desire to offer a competitive salary. The compensation paid to Brian Fargo, the Company's Chief Executive Officer, in fiscal 2001 was determined in accordance with Mr. Fargo's Employment Agreement with the Company. Prior to his resignation from the Company in January 2002, Mr. Fargo's Employment Agreement provided for a base salary of $250,000 per year, with annual raises and bonuses as may be approved at the discretion of the Company's Board of Directors. The amounts of any annual raises or bonuses were determined in accordance with the policies and objectives set forth above. The Compensation Committee did not increase Mr. Fargo's compensation, or award Mr. Fargo any options, during 2001.

OMNIBUS  BUDGET  RECONCILIATION  ACT  IMPLICATIONS  FOR EXECUTIVE  COMPENSATION.
Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit will exceed $1 million. However, the Compensation Committee has determined that stock awards granted under the Plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant will be treated as "performance-based compensation."

                                        Compensation Committee

                                        /s/ Maren Stenseth
                                        /s/ Michel Welter

REPORT OF AUDIT COMMITTEE

The Audit Committee currently consists of Maren Stenseth, Michel Welter and R. Parker Jones, all of whom are independent directors as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules.

The Audit Committee has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter periodically and recommends any changes to the Board of Directors for approval.

Audit  Committee is responsible for overseeing the Company's  overall  financial
reporting  process.  In  fulfilling  its   responsibilities  for  the  financial
statements for fiscal year 2001, the Audit Committee:

     o Reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and Ernst & Young, LLP (the "Auditors"), the Company's independent auditors;

     o Discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

AUDIT FEES. The aggregate fees billed by the Auditors for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, were $189,773.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by the Auditors for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES. The aggregate fees billed by the Auditors for services rendered to the Company other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001, were $512,419.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and the Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                        Audit Committee

                                        /s/ Maren Stenseth
                                        /s/ Michel Welter
                                        /s/ Parker Jones

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total stockholder return of the Company's common stock during the period from June 19, 1998 to December 31, 2001, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and the Media General Index 820. The comparison assumes $100 was invested on June 16, 1998 in the Company's common stock and in each of the foregoing indices. The cumulative total stockholder return of the Company's common stock during the period from June 19, 1998 to December 31, 2001 was (91.64)%, as compared to cumulative total stockholder returns of 31.33% for Media General Index 820.

                                     [GRAPH]



MEASUREMENT         INTERPLAY          NASDAQ STOCK MARKET         MEDIA GENERAL
   DATE        ENTERTAINMENT CORP.    (U.S. COMPANIES) INDEX        INDEX 820(1)
-----------    -------------------    ----------------------       -------------

 06/19/98            100.00                  100.00                   100.00
 06/30/98            104.55                  106.47                   109.02
 09/30/98             57.95                  96.07                    84.15
 12/31/98             32.39                  124.84                   110.42
 03/31/99             43.18                  139.98                   117.11
 06/30/99             47.16                  152.97                   119.37
 09/30/99             38.64                  156.73                   130.42
 12/31/99             53.42                  231.52                   158.43
 03/31/00             63.64                  260.07                   168.60
 06/30/00             47.73                  226.16                   142.99
 09/30/00             69.33                  208.13                   155.11
 12/31/00             46.60                  139.37                   119.68
 03/31/01             28.42                  104.03                   105.57
 06/30/01             40.00                  122.60                   141.03
 09/30/01             7.64                   85.07                    100.51
 12/31/01             8.36                   110.58                   131.33
---------------
(1) The Media General Index 820 consists of shares of common Stock of the following companies: 3-D Systems, 3DO Company, Acclaim Entertainment, Inc., Activision, Inc., ATI Technologies Inc., Brilliant Digital Entertainment, Inc., Convera Corporation, Corel Corporation, Eidos Plc, Electronic Arts, Inc., Futuremedia Plc, Infogrames, Inc., Macromedia, Inc., MakeMusic! Inc., Mapinfo Corp., Media Sciences International, Inc., Moldflow Corporation,
     OpenTV  Corp.,   Pixar  Animation  Studios,   Renaissance   Learning  Inc.,
     SmartForce Plc, THQ Inc., Viewpoint Corporation, Vizacom Inc.

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Our operations involve significant transactions with Titus Interactive S.A. ("Titus"), our majority stockholder, Virgin Interactive Entertainment Limited ("Virgin"), a wholly-owned subsidiary of Titus, and Vivendi Universal Games, Inc. ("Vivendi"), an owner of approximately 5% percent of our common stock. In addition, we obtained financing from the former Chairman of the Company.

EVENTS WITH TITUS INTERACTIVE S.A

Titus, the Company's largest stockholder, recently gained a majority of the Company's stockholders' voting power, providing Titus with the ability to control the outcome of votes on proposals presented to the Company's stockholders, as well as the ability to elect a majority of the Company's directors. The events relating to Titus' gaining of majority voting power are as follows:

     o On September 5, 2001, the Company entered into a Support Agreement with Titus providing for the nomination to the Company's Board of Directors a slate of six individuals mutually acceptable to Titus and the Company for election as directors at the Company's 2001 annual meeting of stockholders, and appointing a Chief Administrative Officer ("CAO") to the Company. Also on September 5, 2001, as part of the Support Agreement, three of the existing directors resigned and three new directors acceptable to Titus were appointed by the remaining directors to fill the three vacancies. As a consequence, from September 6, 2001 until the 2001 annual meeting on September 18, 2001, the Board of Directors consisted of five individuals nominated by Titus, and two directors previously nominated by management.

     o On September 13, 2001, the Company's Board of Directors established an Executive Committee, consisting of the Company's President and CAO, to administer and oversee all aspects of the Company's day-to-day operations, including, without limitation, (a) the relationship with lenders, including LaSalle Business Credit, Inc.; (b) relations with Europlay I, LLC ("Europlay"), consultants retained to effect a restructuring of the Company; (c) capital raising efforts; (d) relationships with vendors and licensors; (e) employment of officers and employees; (f) retaining and managing outside professionals and consultants; and (g) directing management.

     o The Company's 2001 annual meeting was held on September 18, 2001. At the annual meeting, the five Titus nominees and one of the directors previously nominated by management were elected to continue to serve as directors. Subsequent to September 18, 2001, two additional independent directors were elected to the Board of Directors.

In September 2001, Titus retained Europlay as consultants to assist with the restructuring of the Company. Because the arrangement with Europlay is with Titus and Europlay's services have a direct benefit to the Company, the Company has recorded an expense and a capital contribution by Titus of $75,000 for the year ended December 31, 2001 in accordance with the SEC's Staff Accounting Bulletin No. 79 "Accounting for Expenses and Liabilities Paid by Principal Stockholders." Beginning in October 2001, the Company agreed to reimburse Titus for consulting expense incurred on behalf of the Company. As of December 31, 2001, the Company owed Titus $450,000 as a result of this arrangement. The Company has also entered into a commission-based agreement with Europlay where Europlay will assist the Company with strategic transactions, such as debt financing or equity financing, the sale of assets or an acquisition of the Company.

In March 2002, Titus converted its remaining 383,354 shares of Series A Preferred Stock into approximately 47.5 million shares of our common stock. Titus now owns approximately 67 million shares of common stock, which represents approximately 72.1% of our outstanding common stock, our only voting security, immediately following the conversion.

TRANSACTIONS WITH TITUS

In connection with the equity investments by Titus, the Company performs distribution services on behalf of Titus for a fee. In connection with such distribution services, we recognized fee income of $21,000, $435,000 and $200,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

During the year ended December 31, 2000, the Company recognized $3 million in licensing revenue under a multi-product license agreement with Titus for the technology underlying one title and the content of three titles for multiple game platforms, extended for a maximum period of twelve years, with variable royalties payable to us from five to ten percent, as defined. We earned a $3 million non-refundable fully-recoupable advance against royalties upon signing and completing all of our obligations under the agreement. During the year ended December 31, 1999, the Company executed publishing agreements with Titus for three titles. As a result of these agreements, the Company recognized revenue of $2.6 million for delivery of these titles to Titus.

On September 13, 2001, the Company orally agreed to sell to Titus distribution rights to its products in the territories of Australia, New Zealand and Asia. Because of Titus' relationship with the Company, the sale of the properties was conditional upon approval of the transaction by a committee of our Board of Directors comprised of disinterested directors. The transaction was also conditional upon the completion by Titus of its due diligence on the properties. Titus advanced $1.0 million to the Company to be held as a good faith deposit against the purchase price pending approval by the Board committee and completion by Titus of its due diligence. If the agreement was not consummated, Titus would be entitled to a breakup fee of 0.25 percent per week that we held the $1.0 million deposit. The Board committee did not approve the transaction, and Titus elected not to purchase the properties following completion of its due diligence. As a consequence, the Company terminated the agreement and on September 26, 2001 the $1.0 million deposit was returned to Titus and Titus waived the breakup fee.

As of December 31, 2001 and 2000, Titus owed the Company $260,000 and $280,000, respectively, and the Company owed Titus $1.3 million and $1.1 million, respectively. Amounts due to Titus at December 31, 2001 include dividends payable of $740,000 and $450,000 for services rendered by Europlay. Amounts due to Titus at December 31, 2000 include borrowings of $1.0 million under the supplemental line of credit. In March 2002, Titus paid the outstanding balance due to the Company.

TRANSACTIONS WITH VIRGIN, A WHOLLY OWNED SUBSIDIARY OF TITUS

In  February  1999,  the  Company  entered  into an  International  Distribution
Agreement with Virgin, which provides for the exclusive distribution of substantially all of our products in Europe, Commonwealth of Independent States, Africa and the Middle East for a seven-year period, cancelable under certain conditions, subject to termination penalties and costs. Under this agreement, we pay Virgin a monthly overhead fee, certain minimum operating charges, a distribution fee based on net sales, and Virgin provides certain market preparation, warehousing, sales and fulfillment services on our behalf.

The Company amended our International Distribution Agreement with Virgin effective January 1, 2000. Under the amended Agreement, we no longer pay Virgin an overhead fee or minimum commissions. In addition, we extended the term of the agreement through February 2007 and implemented an incentive plan that will allow Virgin to earn a higher commission rate, as defined. Virgin disputed the amendment to the International Distribution Agreement with us, and claimed that we were obligated, among other things, to pay for a portion of Virgin's overhead of up to approximately $9.3 million annually, subject to decrease by the amount of commissions earned by Virgin on its distribution of our products.

The Company settled this dispute with Virgin in April 2001 and further amended the International Distribution Agreement and amended the Termination Agreement and the Product Publishing Agreement, all of which were entered into on February 10, 1999 when we acquired an equity interest in VIE Acquisition Group LLC ("VIE"), the parent entity of Virgin. As a result of the April 2001 settlement, Virgin dismissed its claim for overhead fees, VIE fully redeemed our ownership interest in VIE and Virgin paid us $3.1 million in net past due balances owed under the International Distribution Agreement. In addition, we paid Virgin a one-time marketing fee of $333,000 for the period ending June 30, 2001 and the monthly overhead fee was revised for us to pay $111,000 per month for the nine month period beginning April 2001, and $83,000 per month for the six month period beginning January 2002, with no further overhead commitment for the remainder of the term of the International Distribution Agreement. We no longer have an equity interest in VIE or Virgin as of April 2001.

In connection with the International Distribution Agreement, The Company incurred distribution commission expense of $2.3 million, $4.6 million and $3.4 million for the years ended December 31, 2001, 2000 and 1999, respectively. In addition, we recognized overhead fees of $1.0 million, zero and $3.9 million and certain minimum operating charges to Virgin of $333,000, zero and $2.9 million for the years ended December 31, 2001, 2000 and 1999, respectively.

The Company has also entered into a Product Publishing Agreement with Virgin, which provides us with an exclusive license to publish and distribute substantially all of Virgin's products within North America, Latin America and South America for a royalty based on net sales. As part of terms of the April 2001 settlement between Virgin and us, the Product Publishing Agreement was amended to provide for us to publish only one future title developed by Virgin. In connection with the Product Publishing Agreement with Virgin, the Company earned $36,000, $63,000 and $41,000 for performing publishing and distribution services on behalf of Virgin for the years ended December 31, 2001, 2000 and 1999, respectively.

In connection with the International Distribution Agreement, the Company subleases office space from Virgin. Rent expense paid to Virgin was $104,000, $101,000 and $50,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

As of December 31, 2001 and 2000, Virgin owed us $7.5 million and $12.1 million, and the Company owed Virgin $5.8 million and $4.8 million, respectively.

TRANSACTIONS WITH VIVENDI

In August 2001, the Company entered into a distribution agreement with Vivendi (the parent company of Universal Studios, Inc., which currently owns approximately 5 percent of our common stock at March 31, 2002 but does not have representation on our Board of Directors) providing for Vivendi to become our distributor in North America through December 31, 2003 for substantially all of our products, with the exception of products with pre-existing distribution agreements. OEM rights were not among the rights granted to Vivendi under the distribution agreement. Under the terms of the agreement, as amended, Vivendi earns a distribution fee based on the net sales of the titles distributed. Under the agreement, Vivendi made four advance payments to us totaling $13.5 million. Vivendi will recoup their advances from future sales of our products, which will reduce our future cash in-flows. As of December 31, 2001, Vivendi has recouped $3.4 million of the advance payments.

In connection with the distribution agreement with Vivendi, the Company incurred distribution commission expense of $2.2 million for the year ended December 31, 2001. As of December 31, 2001, Vivendi owed the Company $2.4 million.

TRANSACTIONS WITH BRIAN FARGO, A FORMER OFFICER OF THE COMPANY

In connection with our working capital line of credit obtained in April 2001, the Company obtained a $2 million personal guarantee in favor of the bank, secured by $1.0 million in cash, from Brian Fargo, the former Chairman of the company. In addition, Mr. Fargo provided us with a $3 million loan, payable in May 2002, with interest at 10 percent. In connection with the guarantee and loan, Mr. Mr. Fargo received warrants to purchase 500,000 shares of our common stock at $1.75 per share, expiring in April 2011. In January 2002, the bank redeemed the $1.0 million in cash pledged by Mr. Fargo in connection with his personal guarantee, and subsequently we agreed to pay that amount back to Mr. Fargo pursuant to a settlement agreement entered into in March 2002.

The Company had amounts due from a business controlled by Mr. Fargo. Net amounts due, prior to reserves, at December 31, 2000 were $2.5 million. Such amounts at December 31, 2000 are fully reserved. In 2001, the Company wrote off this receivable.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 15, 2002, unless otherwise indicated, certain information relating to the ownership of our Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock (23,106,142 shares), (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 16815 Von Karman Avenue, Irvine, California 92606, unless otherwise set forth below such person's name.

                                            Number of Shares
                                             Of Common Stock
Name and Address                          Beneficially Owned(1)       Percent(2)
----------------                          ---------------------       ----------

DIRECTORS:
Herve Caen................................     67,449,021  (3)           72.1%
Eric Caen.................................     67,449,021  (3)           72.1%
Brian Fargo ..............................      4,004,378  (4)            4.3%
Nathan Peck...............................              0                  *
Michel Vulpillat..........................              0  (5)             *
Maren Stenseth............................              0                  *
R. Parker Jones...........................              0                  *

NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Manuel Marrero............................              0                  *
Jeff Gonzalez.............................              0                  *

5% HOLDERS:
Titus Interactive SA......................     67,449,021  (3)           72.1%
     20432 Corisco Street
     Chatsworth, CA 91311
Universal Studios, Inc....................      4,658,216                 5.0%
     100 Universal City Plaza
     Universal City, CA  91608

Directors and Executive Officers as a
  Group (9 persons).......................     71,453,399  (6)           76.0%
---------------
* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 15, 2001, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2) Based on 93,060,857 shares of common stock outstanding as of April 15, 2002.
(3) Includes 460,298 shares subject to warrants exercisable within 60 days of April 15, 2002. Messrs. Herve Caen and Eric Caen are officers, directors and principal shareholders of Titus Interactive SA. In such capacities Messrs. Herve Caen and Eric Caen may be deemed to beneficially own shares of common stock beneficially held by Titus, but disclaim such beneficial ownership, except to the extent of their economic interest in these shares.
(4) Includes 500,000 shares subject to warrants exercisable within 60 days of April 15, 2002.
(5) Mr. Vulpillat is currently director of Titus and owns less than 0.1% of the outstanding capital stock of Titus. Mr. Vulpillat disclaims beneficial ownership of the Company's shares held by Titus.
(6) Includes 960,298 shares subject to warrants exercisable within 60 days of April 15, 2002.

The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other stockholders of the Company, or taken from documents filed with the SEC.

CHANGES IN CONTROL

In August 2001, Titus converted 336,070 shares of its Series A Preferred Stock of the Company into approximately 6.7 million shares of common stock, which increased Titus's beneficial ownership of the Company's common stock to 51.95% at the time of conversion. Subsequently, in March 2002, Titus converted an additional 383,354 shares of its Series A Preferred Stock into approximately
47.5 million shares of the Company's common stock, which increased Titus's beneficial ownership of the Company's common stock to 72.4% at the time of conversion. Titus did not pay any additional consideration to the Company or any other party in connection with the conversions of its preferred stock.

As a consequence, Titus can control substantially all matters requiring stockholder approval, including the election of directors, subject to the Company's stockholders' cumulative voting rights, and the approval of mergers or other business combination transactions. At the Company's 2001 annual stockholders meeting on September 18, 2001, Titus exercised its voting power to elect a majority of the Company's Board of Directors. Three of the seven members of the Board are employees or directors of Titus, and Titus' Chief Executive Officer serves as the Company's Chairman, President and Interim Chief Executive Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2001, all of the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by March 27, 2003. In addition, in the event a stockholder proposal is not received by the Company by March 27, 2003, the Proxy to be solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2003 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company's 2003 Annual Meeting is advanced or delayed more than 30 days from the date of the 2002 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2003 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2003 Annual Meeting. Upon determination by the Company that the date of the 2003 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2002 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young, LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for fiscal 2001 and have been selected by the Board of Directors to serve as independent public accountants for fiscal 2002. Representatives of Ernst & Young, LLP are not expected to be present at the Annual Meeting.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-KSB

THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, INTERPLAY ENTERTAINMENT CORP., 16815 VON KARMAN AVENUE, IRVINCE, CALIFORNIA 92606.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                            /s/ Jeff Gonzalez
                                          -----------------------------------
                                          Jeff Gonzalez
                                          Chief Financial Officer



Irvine, California
August 23, 2002

                                   APPENDIX A

                          INTERPLAY ENTERTAINMENT CORP.
                           THIRD AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN

         This THIRD Amended and Restated 1997 STOCK INCENTIVE PLAN (the "Plan") is hereby established by INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the "Company") and adopted by its Board of Directors as of the7th day of August, 2002, thereby amending and restating the Company's Second Amended and Restated Stock Incentive Plan, dated as of the 6th day of May, 1999.

                                    ARTICLE 1

                              PURPOSES OF THE PLAN

         1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. The Plan has been amended and restated as of the date hereof to increase the umber of shares of Common Stock issuable hereunder.

                                    ARTICLE 2

                                   DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

         2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

         2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

         2.3  BOARD.  "Board" means the Board of Directors of the Company.

         2.4 CAUSE. "Cause" means (i) failure by a Participant to substantially perform his or her duties and obligations to the Company or an Affiliated Company , as applicable (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or any Affiliated Company or any of their stockholders; (iii) commission of a felony; (iv) the commission of a crime against the Company or any Affiliated Company which is or potentially is materially injurious to any of such entities; or (v) as otherwise provided in the

Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

         2.5 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) different from the persons holding those securities immediately prior to the acquisition; (ii) a merger or consolidation in which the Company is not the surviving entity, provided securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to or acquired by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) different from the persons holding those securities immediately prior to such merger;
(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to or acquired by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) different from the persons holding those securities immediately prior to such merger. Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         2.6 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

         2.8 COMMON STOCK. "Common Stock" means the Common Stock, no par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

         2.9 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

         2.10 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board or a Committee thereof, as set forth on the first page hereof. The adoption of the Plan was approved by the Company's stockholders within 12 months from the date the Plan was originally adopted by the Board. With respect to Section 4.1, the Effective Date means the date on which the Plan is approved by the Company's stockholders, which approval must be obtained within 12 months from the date this Third Amended and Restated 1997 Stock Incentive Plan is adopted by the Board.

         2.11 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

         2.12 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

                  (a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

                  (b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

                  (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

         2.13 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         2.14 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

         2.15 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

         2.16 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

         2.17 NONQUALIFIED OPTION AGREEMENT.   "Nonqualified  Option  Agreement"
means an Option Agreement with respect to a Nonqualified Option.

         2.18 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

         2.19 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

         2.20 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

         2.21 OPTIONEE.  "Optionee" means a Participant who holds an Option.

         2.22 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

         2.23 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

         2.24 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

         2.25 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

         2.26 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

         2.27 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

         2.28 10% STOCKHOLDER. "10% Stockholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                    ARTICLE 3

                                   ELIGIBILITY

         3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

         3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), Service Providers or any trust, IRA account or estate planning device (an "Estate Planning Device") for the benefit of the foregoing are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

         3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 500,000 shares.

                                    ARTICLE 4

                                   PLAN SHARES

         4.1 SHARES SUBJECT TO THE PLAN. A total of 10,000,000 shares may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or

Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

         4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                    ARTICLE 5

                                     OPTIONS

         5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

         5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

         5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted. For Options granted on or after August 7, 2002, in the event of termination of an Optionee's employment or service, such Optionee's Options shall be exercisable (i) at least three months after the date the Optionee's service with the Company or Affiliated Company as an employee, director, consultant or other service provider terminates if such termination is for any reason other than death, Disability or Cause, (ii) at least one year after the date the Optionee's service with the Company or Affiliated Company as an employee, director, consultant or other service provider terminates if such termination is a result of death or Disability, and (iii) if the Optionee's service with the Company or Affiliated Company as an employee, director, consultant or other service provider terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. Subsections (i) and (ii) of the foregoing sentence shall not apply in the event counsel for the Company determines the terms set forth therein are no longer required to comply with California securities laws. The Administrator may, in its sole discretion, waive or otherwise adjust any termination related expiration provided in an Option Agreement. Outstanding Options that are not exercisable at the time of termination of employment for any reason shall expire at the close of business on the date of such termination.

         5.5 VESTING EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator. Notwithstanding the foregoing, for Options granted on or after August 7, 2002, in the case of an Optionee who is not an officer, director, consultant or other service provider of the Company or an Affiliated Company, the Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the Date of Grant. The foregoing sentence shall not apply in the event counsel for the Company determines the terms set forth therein are no longer required to comply with California securities laws.

         5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

         5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the

Administrator, any Option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Code. Notwithstanding the foregoing, the Administrator, in its sole discretion, may permit the transfer of a Nonqualified Option (but not an Incentive Option or Right to Purchase) as follows: (i) by gift to a member of the Participant's immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor (either or both (i) or (ii) referred to as a "Permitted Transferee"). For purposes of this Section, "immediate family" shall mean the Optionee's spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. In addition a Permitted Transferee shall agree in writing to be bound by the provisions of this Plan.

         5.8 RIGHTS AS STOCKHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person. Once the Option has been duly exercised and certificates representing shares purchased upon exercise have been issued, an Optionee shall have the rights of a stockholder with respect to the shares acquired upon exercise of the Option, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Option Agreement.

         5.9 COMPANY'S REPURCHASE RIGHT. In the event of termination of a Participant's employment or service as a director of the Company for any reason whatsoever (including death or disability), the Option Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase shares of Common Stock acquired pursuant to the exercise of an Option at either of the following prices:

                  (a) The price which is the greater of the Fair Market Value per share of Common Stock (determined in accordance with Section 2.12 hereof) as of the date of termination of Optionee's employment or the original Exercise Price; or

                  (b) The original Exercise Price paid by the Optionee for those shares of Common Stock issued pursuant to Options, provided that the right of repurchase under this Section 5.9(b) shall lapse as to 20% of the options each year until after five (5) years at which time the Company shall have no right of repurchase with respect to any of such shares of Common Stock issued pursuant to said Options.

In any event, the right to repurchase must be exercised within ninety (90) days of the termination of employment and may be paid by the Company by cash, check, or cancellation of Optionee's purchase money indebtedness to the Company. The Company may assign the right to repurchase provided that if the right is assigned, the assignee must pay the Company by cash, check or wire transfer the difference between the original Purchase Price and the Fair Market Value of the shares to be repurchased, unless the assignee is a 100% owned subsidiary of the issuer or is the parent of the issuer owning 100% of the issuer.

         5.10 RESTRICTIONS ON UNDERLYING SHARES OF COMMON STOCK. Shares of Common Stock issued pursuant to the exercise of an Option may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Option Agreement.

                                    ARTICLE 6

                               RIGHTS TO PURCHASE

         6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

         6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

         6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the
Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         6.4  RIGHTS AS A STOCKHOLDER.  Upon  complying  with the  provisions of
Section 6.2 hereof, an Offeree shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

         6.5 RESTRICTIONS AND REPURCHASE RIGHT. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase any share of Restricted Stock, whether Vested or Unvested, at either of the following prices:

                  (a) The price that is the greater of the Fair Market Value per share of Restricted Stock as of the date of termination of Purchaser's employment or the original Purchase Price; or

                  (b) The price that is the original Purchase Price per share of Restricted Stock. However, the right of repurchase under this Section 6.5(b) shall lapse as to 20% of the Restricted Stock each year until after five (5) years at which time the Company shall have no right of repurchase with respect to any Restricted Stock.

In any event, the right to repurchase upon termination of Purchaser's employment must be exercised within ninety (90) days of the termination of employment and may be paid by the Company by cash, check, or cancellation of Optionee's purchase money indebtedness to the Company. The Company may assign the right to repurchase provided that if the right is assigned, the assignee must pay the Company by cash, check or wire transfer the difference between the original Purchase Price and the Fair Market Value of the shares to be repurchased.

         6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

         6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

         6.8 NONASSIGNABILITY OF RIGHTS. No Participant's Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                    ARTICLE 7

                           ADMINISTRATION OF THE PLAN

         7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. Notwithstanding the foregoing, on or after August 7, 2002 at any period of time during which the Company's stock is registered pursuant to Section 12 of the Exchange Act, the Board shall delegate any or all of its duties and authority with respect to the Plan to a Committee comprised of two or more members of the Board who are members of the Board who are (i) non-employee directors as such term is defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission and (ii) outside directors as such term is defined in Treasury Regulations (26 Code of Federal Regulation
Section 1.162-27(e)(3)).

         7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or Right to Purchase and to release, waive, or assign any repurchase rights of the Company with respect to Restricted Stock or shares issued pursuant to the exercise of an Option; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights;
(j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

         7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                    ARTICLE 8

                                CHANGE IN CONTROL

         8.1 CHANGE IN CONTROL. In the event of a Change of Control, then, the Administrator, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Options and/or Rights to Purchase by the Company (if the Company is the surviving entity); (ii) the assumption of the Plan and such outstanding Options and/or Rights to Purchase by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of Options and/or Rights to Purchase with substantially the same terms for such outstanding Options and/or Rights to Purchase; (iv) the cancellation of outstanding Options and/or Rights to Purchase without payment of any consideration, provided that if such Options and/or Rights to Purchase would be canceled in accordance with the foregoing, the Administrator shall cause written notice of the proposed transaction to be given to all affected Participants not less than 15 days prior to the anticipated effective date of the proposed transaction and on or before the effective date of the proposed transaction, such persons shall have the right to exercise the vested portion of their Options and/or Rights to Purchase; or (v) the acceleration of vesting or the adjustment of other terms, provided that if such

Options and/or Rights to Purchase would be accelerated or otherwise adjusted in accordance with the foregoing, the Administrator shall cause written notice of the proposed transaction to be given to all affected Participants not less than 15 days prior to the anticipated effective date of the proposed transaction and on or before the effective date of the proposed transaction, all affected Participants shall have the right to exercise their Options and/or Rights of Purchase as accelerated or otherwise adjusted. In the event a Participant's Option Agreement and/or Stock Purchase Agreement contains Change in Control provisions and such provisions conflict with the provisions of this Section 8.1, the terms of the Participant's Option Agreement and/or Stock Purchase Agreement shall govern.

                                    ARTICLE 9

                      AMENDMENT AND TERMINATION OF THE PLAN

         9.1 AMENDMENTS. The Board or a Committee of the Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

         9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 10

                                 TAX WITHHOLDING

         10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 BENEFITS NOT ALIENABLE.   Other than  as provided  above, benefits
under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

         11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

         11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

         11.4 INFORMATION TO PARTICIPANTS. For Options and Rights to Purchase granted on or after August 7, 2002, the Company shall furnish to Participants Company financial statements at least annually, unless such Participants are limited to key employees whose duties with the Company assure them access to equivalent information. The foregoing sentence shall not apply in the event counsel for the Company determines the terms set forth therein are no longer required to comply with California securities laws.

         IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated 1997 Stock Incentive Plan as of the date first written above.


                                              /s/ Jeff Gonzalez
                                             -----------------------
                                             Jeff Gonzalez
                                             Chief Financial Officer

                                   APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          INTERPLAY ENTERTAINMENT CORP.

         The undersigned, Jeff Gonzalez, the Chief Financial Officer of Interplay Entertainment Corp. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1.   The name of the Corporation is Interplay Entertainment Corp.   The
original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 1998.

         2.   The  Board of  Directors  and   Stockholders of  the  Corporation,
pursuant to Section 242 of the GCL, adopted the following resolution:

         "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended as follows:

              Simultaneously with the effective date of the filing of this amendment to the Amended and Restated Certificate of Incorporation (the "Effective Date"), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-tenth on one share (0.1) of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) ten (10) times the closing sale price per share of the Old Common Stock as quoted on the Nasdaq SmallCap Market (or, if the Old Common Stock is not then quoted on the Nasdaq SmallCap Market, the principal securities exchange, market or automated quotation system on which the Old Common Stock is then listed or quoted) on the day prior to the Effective Date. No interest shall be payable on the Cash-in-Lieu Amount.

              The Corporation's authorized shares of Common Stock and Preferred Stock, each having a par value of $0.001 per share, shall not be changed. The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the reverse split provided for herein, are no longer issued shares of Common Stock."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the __ day of ______________, 2002.

                                             -----------------------
                                             Jeff Gonzalez
                                             Chief Financial Officer

                          INTERPLAY ENTERTAINMENT CORP.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a stockholder of INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Herve Caen and Jeff Gonzalez, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on September 17, 2002, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.     To elect the Board of Directors' seven nominees as directors:

                          Herve Caen                    Eric Caen
                          Nathan Peck              Michel H. Vulpillat
                         Michel Welter                Maren Stenseth
                        R. Parker Jones


                |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the
                    contrary below)

                |_| WITHHELD for all nominees listed above

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

         -----------------------------------------------------------------------

         The undersigned hereby confer(s) upon the proxies, and each of them, discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.     To amend the Company's 1997 Stock Incentive Plan to increase the number of authorized shares by 6,000,000 shares.

                |_| FOR                 |_| AGAINST               |_| ABSTAIN

Proposal 3.     To amend the Company's  Amended and Restated  Certificate  of
                Incorporation to effect a one-for-ten reverse stock split of shares of the Company's Common Stock.

                |_| FOR                 |_| AGAINST               |_| ABSTAIN

         The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated August 23, 2002, relating to the Annual Meeting.

                                  Dated:                                 , 2002
                                        --------------------------------

                                  Signature:
                                            -----------------------------------

                                  Signature:
                                            -----------------------------------

                                  Signature(s) of Stockholder(s)
                                  (See Instructions Below)

                                  The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, adminis-trator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                                  |_| Please  indicate by checking  this box  if
                                      you   anticipate   attending  the   Annual
                                      Meeting.

                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE


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